UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 1, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to Scripps Networks Interactive, Inc.’s (the “Company”) Current Report on Form 8-K filed on July 8, 2015 (the “Original Filing”) is being filed solely for the purpose of amending the Original Filing to correct certain typographical errors in the pro forma financial information included as an exhibit to the Original Filing, including interest expense, income tax provision, net income and earnings per share for the three months ended March 31, 2015 and for the year ended December 31, 2014.

Item 8.01 Other Events.

The annual financial statements of N-Vision, which were prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) are included in the Company’s Current Report on Form 8-K dated May 18, 2015.

On May 18, 2015, the Company filed a Current Report on Form 8-K to file, among other things, certain pro forma financial information of the Company relating to the Transaction.  Filed as Exhibit 99.1 hereto is REVISED pro forma financial information reflecting corrections to certain figures included in the July 8, 2015 filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of Scripps Networks Interactive, Inc. as of March 31, 2015 and the REVISED unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are filed as Exhibit 99.1 hereto

(d) Exhibits.

Exhibit Number	Description
99.1	Scripps Networks Interactive, Inc. – REVISED Unaudited Pro Forma Condensed Combined Financial Information listed in item 9.01(b) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: July 9, 2015	By:	/s/ Cynthia L. Gibson
Cynthia L. Gibson
Executive Vice President, Chief Legal Officer

Exhibit Index

Exhibit Number	Description
99.1	Scripps Networks Interactive, Inc. – REVISED Unaudited Pro Forma Condensed Combined Financial Information listed in item 9.01(b) above.